Notice of Guaranteed Delivery

                                       for

                             Tender of Common Shares

                                       of

                                  M/A/R/C Inc.
                    (Not to Be Used for Signature Guarantees)

      This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing common shares (the "Shares") of M/A/R/C Inc. (the "Company") are not immediately available or time will not permit all required documents to reach Harris Trust Company of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer To Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer To Purchase.

                        The Depositary for the Offer is:


                        HARRIS TRUST COMPANY OF NEW YORK


          By Mail:                                By Hand and Overnight Carrier:
     Wall Street Station                                  Receive Window
        P.O. Box 1023                                    Wall Street Plaza
New York, New York 10268-1023                       88 Pine Street, 19th Floor
                                                     New York, New York 10005

                          By Facsimile Transmission:
                        (For Eligible Institutions Only)
                                 (212) 701-7636

                         For Information (call collect):
                                 (212) 701-7624

      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              The guarantee on the reverse side must be completed.

      Ladies and Gentlemen:

      The undersigned hereby tenders to Armstrong Acquisition Corp., a wholly owned subsidiary of Omnicom Group Inc., upon the terms and subject to the conditions set forth in the Offer To Purchase, dated October 4, 1999 (the "Offer To Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer To Purchase.

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Number of Shares: _______________________________________

Certificate No(s). (if available): _____________________________

If Share(s) will be tendered by book-entry transfer, check the box.  |_|

Account Number: ________________________________________

Date: __________________   Area Code and Telephone Number(s): __________________

Name(s) of Record Holder(s): ___________________________________________________
                                                  (Please Print)

Signature(s):___________________________________________________________________

Address(es): ___________________________________________________________________
                                                                (Zip Code)

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                      THE GUARANTEE BELOW MUST BE COMPLETED

                                    GUARANTEE
                    (Not to Be Used for Signature Guarantee)

      The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary at one of its addresses set forth above either the certificates representing all tendered Shares, in proper form for transfer, a Book-Entry Confirmation (as defined in the Offer To Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer To Purchase), and any other documents required by the Letter of Transmittal within three Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery. A "Nasdaq trading day" is any day on which The Nasdaq Stock Market, Inc.'s Nasdaq National Market is open for business.

Name of Firm:___________________________________________________________________
                                                         Authorized Signature

Address:________________________________   Name:________________________________
                                                         Print Type or Print

________________________________________   Title:_______________________________
                        Zip Code

  Area Code and Tel. No:________________   Dated _________________________, 1999


Note:  Do not send  Certificates  for  Shares  with this  Notice  of  Guaranteed
Delivery.   Certificates   for  Shares  should  be  sent  with  your  Letter  of
Transmittal.

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